UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16765	33-0387846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 6, 2006, the Compensation Committee of the board of directors of Trizec Properties, Inc. took action to: (a) award bonuses to our executive officers for fiscal year 2005; (b) establish base salaries for our executive officers for 2006; and (c) make long-term equity incentive awards to our executive officers under the Trizec Properties, Inc. 2002 Long Term Incentive Plan (the “LTIP”). Each of these events is described in further detail below.
Bonus Awards for Fiscal Year 2005
     On February 6, 2006, the Compensation Committee made discretionary cash bonus awards to each of Timothy H. Callahan, Michael C. Colleran, William R.C. Tresham, Brian K. Lipson and Ted R. Jadwin in the amounts of $1,760,000, $650,000, $550,000, $450,000 and $185,000, respectively, for such officer’s service during fiscal year 2005.
Base Salaries for Fiscal Year 2006
     The Compensation Committee determined that the 2006 base salaries for each of Messrs. Callahan, Colleran, Tresham, Lipson and Jadwin will be $1,100,000, $425,000, $425,000, $414,000 and $300,000, respectively.
Long Term Equity Incentive Awards under the LTIP
     On February 6, 2006, the Compensation Committee made long-term equity incentive awards under the LTIP to each of our executive officers in the form of restricted stock rights, or “RSRs.” These awards were in the amounts of 58,637, 28,785, 26,653, 21,322 and 9,595 RSRs to each of Messrs. Callahan, Colleran, Tresham, Lipson and Jadwin, respectively, and were based on $23.45 per share of our common stock, the closing price on February 6, 2006.
     Fifty percent of RSRs awarded to each of the executive officers is subject to time-based vesting requirements, such that the RSRs vest in equal, annual increments on February 18th of each of 2007 through 2011, as long as the officer remains in our continuous employment through the applicable vesting date. The remaining 50% of the RSR award is subject to performance-based vesting requirements, such that the award vests in equal, annual increments on February 18th of each of 2007 through 2011 if we achieve for the applicable performance year either of two specified performance goals established annually by the Compensation Committee within the first sixty days of such year. The goals for the 2006 performance year are based on (a) our achievement of a specified total stockholder return or (b) the relative performance of our total stockholder return in comparison to our peer group of companies. The executive officers’ receipt of RSRs upon vesting will automatically be deferred in accordance with our deferred compensation plan.
     The RSRs entitle the holders the right to receive dividends based on the number of shares of common stock underlying the RSRs, but do not have voting rights. A form of long-term incentive RSR award agreement has been filed as exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 18, 2005.

Item 9.01. Financial Statements and Exhibits.
(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.
The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.

Date: February 10, 2006	By:	/s/ Michael C. Colleran
Michael C. Colleran
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Named Executive Officer Compensation Schedule.